Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet as of June 30, 2006 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2005 and the six months ended June 30, 2006 are based on the historical financial statements of Aptimus, Inc. (“Aptimus”) and High Voltage Interactive, Inc. (“High Voltage”) after giving effect to Aptimus’s acquisition of High Voltage using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet combines Aptimus’s and High Voltage’s historical condensed consolidated balance sheets as of June 30, 2006, giving effect to the merger as if it had occurred on June 30, 2006. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2005 combines Aptimus’s historical consolidated statement of operations for the year then ended with High Voltage’s historical statement of operations for the year ended December 31, 2005. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2006 combines Aptimus’s historical condensed consolidated statement of operations for the six months ended June 30, 2006 with High Voltage’s historical condensed statement of operations for the six months ended June 30, 2006. The unaudited pro forma condensed combined statements of operations give effect to the merger as if it had occurred on January 1, 2005.

The acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets of High Voltage acquired in connection with the acquisition, based on their estimated fair values. Management has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the estimated purchase price is preliminary pending finalization of various estimates and analyses.

The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or results of income in future periods or the results that actually would have been realized had Aptimus and High Voltage been a combined company during the specified periods. The pro forma adjustments are based on the information available at the time of the preparation of this document. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, Aptimus’s historical consolidated financial statements included in its Annual Report on Form 10-K, as, for its year ended December 31, 2005 and in its Form 10-Q for its quarter ended June 30, 2006, and High Voltage’s historical financial statements for the year ended December 31, 2005 and the six months ended June 30, 2006, which are included as Exhibit 99.1 to this Form 8-K.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
OF APTIMUS, INC. AND HIGH VOLTAGE INTERACTIVE, INC.
AS OF JUNE 30, 2006
(IN THOUSANDS)

	June 30, 2006 Aptimus	June 30, 2006 High Voltage	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash and cash equivalents	$1,176	$347	$(347)	c	$1,176
Accounts receivable, net	2,398	2,483	(7)	h	4,874
Prepaid expenses and other assets	141	34	—		175
Marketable securities	8,725	—	(3,129)	c	5,596
Total current assets	12,440	2,864	(3,483)		11,821
Fixed assets, net	935	47	—		982
Intangible assets	8	—	3,500	a	3,508
Goodwill	—	—	1,803	b	1,803
Deposits	39	3	—		42
Total assets	$13,422	$2,914	$1,820		$18,156
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$855	$1,991	$(7)	h	$2,839
Accrued and other liabilities	1,052	268	(268)	g	1,052
Notes payable	—	145	2,750	d	2,750
			(145)	e
Total current liabilities	1,907	2,404	2,330		6,641
Commitments and contingencies
Shareholders' equity
Common stock	69,245	23	(23)	f	69,245
Additional paid-in capital	3,210	—	—		3,210
Retained earnings (accumulated deficit)	(60,940)	487	(487)	f	(60,940)
Total shareholders' equity	11,515	510	(510)		11,515
Total liabilities and shareholders’ equity	$13,422	$2,914	$1,820		$18,156

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements
are an integral part of these financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
OF APTIMUS, INC. AND HIGH VOLTAGE INTERACTIVE, INC.
FOR THE SIX MONTHS ENDED JUNE 30, 2006
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Aptimus	High Voltage	Pro Form Adjustments		Pro Forma Combined
Revenues	$6,145	$5,818	$(52)	i	$11,911
Operating expenses:
Cost of revenues	2,970	4,005	(52)	i	6,923
Sales and marketing	2,621	693			3,314
Connectivity and network costs	439	123			562
Research and development	409	203			612
General and administrative	1,071	252			1,323
Depreciation and amortization	201	11	221	j	433
Loss on disposal of long-term assets	1	-	-		1
Total operating expenses	7,712	5,287	169		13,168
Operating income (loss)	(1,567)	531	(221)		(1,257)
Interest income	214	5	(36)	l	183
Interest expense	—	(6)	(90)	k	(96)
Income (loss) before income taxes	(1,353)	530	(347)		(1,170)
Provision for income taxes	—	(8)	8	n	—
Net income (loss)	$(1,353)	$522	$(339)		$(1,170)
Earnings (loss) per share:
Basic	$(0.21)				$(0.18)
Diluted	$(0.21)				$(0.18)
Weighted average shares outstanding:
Basic	6,533				6,533
Diluted	6,533				6,533

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements
are an integral part of these financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
OF APTIMUS, INC. AND HIGH VOLTAGE INTERACTIVE, INC.
FOR THE YEAR ENDED DECEMBER 31, 2005
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Aptimus	High Voltage	Pro Form Adjustments		Pro Forma Combined
Revenues	$15,894	$7,853	$(281)	i	$23,466
Operating expenses:
Cost of revenues	7,316	4,824	(281)	i	11,859
Sales and marketing	3,598	1,266			4,864
Connectivity and network costs	865	71			936
Research and development	658	352			1,010
General and administrative	2,004	479			2,483
Depreciation and amortization	356	13	442	j	811
Loss (gain) on disposal of long-term	95	—			95
Total operating expenses	14,892	7,005	161		22,058
Operating income (loss)	1,002	848	(442)		1,408
Interest income	261	12	(105)	l	168
Interest expense	—	(4)	(189)	k	(193)
Gain on warrant liability	89	—	—		89
Income (loss) before income taxes	1,352	856	(736)		1,472
Provision for income taxes	—	(13)	13	n	—
Net income (loss)	$1,352	$843	$(723)		$1,472
Earnings (loss) per share:
Basic	$0.21				$0.23
Diluted	$0.18				$0.19
Weighted average shares outstanding:
Basic	6,351				6,351
Diluted	7,575		200	m	7,775

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements
are an integral part of these financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

On August 17, 2006 Aptimus, Inc. (“Aptimus”) completed the acquisition of High Voltage Interactive, Inc. (“High Voltage”), a privately-held company based in Sausalito California. The total purchase price was approximately $5.9 million in cash, excluding acquisition costs of $40,000.

Under the purchase method of accounting, the total estimated purchase price as of June 30, 2006 as shown in the table below is allocated to High Voltage’s net tangible and intangible assets based on their estimated fair values as of June 30, 2006 for pro forma purposes. Management has allocated the preliminary estimated purchase price based on various factors as described in the introduction to these unaudited pro forma condensed combined financial statements. The allocation of the purchase price is preliminary pending the completion of various analyses and the finalization of estimates. The allocation of the preliminary purchase price and the estimated useful lives and first year amortization on an annualized basis associated with acquired assets is as follows (in thousands):

	Amount	Annualized First Year Amortization	Estimated Useful Life
Tangible assets
Accounts receivable, net	$2,483	n/a	n/a
Prepaid expenses and deposits	34	n/a	n/a
Fixed assets, net	47	$18	2.5 years
Identifiable intangible assets
Customer contracts and relationships	2,500	357	7 years
Trademark and trade name	1,000	67	15 years
Goodwill	1,803	n/a	n/a
Total assets acquired	$7,867	442
Liabilities assumed	1,991
Total preliminary estimated purchase price excluding transaction costs	$5,876	$442

A preliminary estimate of $573,000 has been allocated to net tangible assets acquired. This estimate reflects adjustments of acquired assets and liabilities to fair value. A preliminary estimate of $3.5 million has been allocated to amortizable intangible assets acquired. The amortization related to the amortizable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of income.

Identifiable intangible assets. Acquired customer contracts and relationships represent existing contracts that relate to underlying customer relationships. Aptimus will amortize the fair value of these assets on a straight-line basis over an average estimated life of 7 years. Trade name relates to the High Voltage trademark and trade name, which Aptimus will amortize on a straight-line basis over an estimated life of 15 years.

Goodwill. Approximately $1.8 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets. In accordance with the SFAS No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

Pro Forma Presentations Reflecting Debt Financing.

The company secured a $5,000,000 million line of credit and used $2,750,000 of the line towards the purchase price of High Voltage. The Advances on the line shall bear interest, on the outstanding daily balance thereof, at a variable rate equal to :(i) one quarter of one percent (0.25%) above the Prime Rate if Borrower’s total Cash maintained at Bank is less than Two Million Dollars ($2,000,000), (ii) the Prime Rate if Borrower’s total Cash maintained at Bank is at least Two Million Dollars ($2,000,000) but less than Five Million Dollars ($5,000,000) and (iii) one quarter of one percent (0.25%) below the Prime Rate if Borrower’s total Cash maintained at Bank is greater than Five Million Dollars ($5,000,000). An average prime interest rate of 6.87% for the 2005 year and an average rate of 6.55% for the first six months of 2006 was used for these pro forma calculations. If the prime rate increases or decreases by one eighth of one percent (0.125%), the effect on interest expense would not be significant.

Restricted shares issued. As part of the transaction with High Voltage, the Company issued 200,000 restricted shares (“Shares”) of common stock at a price per share of $7.32, which is the closing sale price of the common stock on the date of closing. The restriction on the Shares lapses in respect to specified amounts in three annual increments measured from the closing date conditioned on the retention of the specific key employees of High Voltage to whom the Shares were issued. 115,000 of Shares were issued in reliance upon the exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) under the Securities Act for sales to accredited investors, as that term is defined in Rule 501(a) of Regulation D, and 85,000 of the Shares were issued pursuant to the Company’s 2001 Stock Plan and corresponding Registration Statement on Form S-8.

Income Taxes. Aptimus accounts for income taxes under the asset and liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recorded. SFAS 109, “Accounting for Income Taxes,” requires that deferred tax assets be evaluated for future realization and reduced by a valuation allowance to the extent we believe a portion will not be realized. At June 30, 2006, Aptimus had net deferred tax assets balance of $24.5 million. Currently a valuation allowance equal to the balance of the deferred tax assets has been recorded on Aptimus’ books. This valuation allowance has been recorded, as the ability of the Company to utilize the deferred tax assets has not been assessed as being more likely than not.

2.	PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

a)	To record the fair value of High Voltage’s identifiable intangible assets

b)	To record goodwill

c)	To record net cash used for acquisition and repayment of debt

d)	To record debt used to finance the transaction

e)	To record the extinguishment of debt in connection with the High Voltage acquisition

f)	To eliminate High Voltage’s equity

g)	To eliminate the fair value of liabilities not assumed at acquisition

h)	To eliminate the balance owed to Aptimus by High Voltage at acquisition

i)	To eliminate the impact of transaction between High Voltage and Aptimus

j)	To amortize intangible assets and depreciate fixed assets

k)	To record interest expense

l)	To reduce interest income

m)	To record restricted shares issued

n)	To eliminate High Voltage income tax provision

3.	PRO FORMA NET INCOME PER SHARE

The pro forma basic and diluted net income per share are based on the number of Aptimus shares used in computing basic and diluted net income per share.